Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 20, 2020 with respect to the consolidated financial statements of Amryt Pharma Plc included in the Registration Statement on Form F-1 (File No. 333-239395), which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

/s/ Grant Thornton

Grant Thornton

Dublin, Ireland

July 8, 2020